EXHIBIT 32.1

WRIT MEDIA GROUP, INC.

8200 Wilshire Boulevard,

Suite 200

Beverly Hills, CA 90211

310.461.3737

Section 1350 Certification

As Adopted Pursuant To

Section 906 Of The Sarbanes-Oxley Act Of 2002

Certification of the Principal Executive Officer and Principal Financial Officer

In connection with the Form 10-K of WRIT Media Group, Inc. (the “Company”) for the annual period ended March 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned Principal Executive Officer and Principal Financial Officer of the Company certifies, to the best knowledge and belief of the signatory, pursuant to Section 1350 of Chapter 63 of title 18 of the United States Code (18 U.S.C. 1350), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 15(d) and Section 12(g) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 14, 2015

By: /s/ Eric Mitchell

Eric Mitchell,

President, Principal Executive Officer

Date: December 14, 2015

By: /s/ Eric Mitchell

Eric Mitchell,

Treasurer, Principal Financial Officer

This certification accompanying the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.